EXHIBIT 2


THIS NOTE IS A GLOBAL NOTE AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC, TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO COUNTRYWIDE HOME LOANS, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-__                                                   PRINCIPAL AMOUNT
CUSIP No. 22237UAB8                                        $_______________


                        COUNTRYWIDE HOME LOANS, INC.
                            6.85% NOTES DUE 2004
                UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF
                         PRINCIPAL AND INTEREST BY
                    COUNTRYWIDE CREDIT INDUSTRIES, INC.

     Countrywide  Home  Loans,  Inc.,  a  corporation  duly  organized  and existing  under  the  laws of the  State  of New York  (herein  called  the
"Company," which term includes any successor corporation under the Indenture herein referred to), for value received hereby promises to pay to _____________________, or registered assigns, the principal sum of

                         $_________________________

on June 15, 2004 and to pay interest thereon at a rate of 6.85% per annum from June 24, 1999, or from the most recent date in respect of which interest has been paid or duly provided for, semiannually on June 15 and December 15 in each year (each, an "Interest Payment Date"), commencing December 15, 1999, and at maturity until the principal hereof is paid or duly made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date ("Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, as more completely described in the Indenture.

     Except as otherwise set forth below, payment of the principal of and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     This Note is one of the series of 6.85% Notes due 2004 (the "Notes").

     Interest on the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months.

     The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes, such additional amounts as are necessary in order that the net payment by the Company or a paying agent of the principal of and interest on the Notes to a Holder who is a non-United States person (as defined below), after deduction for any present or future tax, assessment or other governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the Notes to be then due and payable ("Additional Amounts"); provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

          (1) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the Holder is an estate, trust, partnership or corporation, or a Person holding a power over an estate or trust administered by a fiduciary Holder, being considered as:

               (a) being or having  been  present  or engaged in a trade or
          business  in  the  United   States  or  having  had  a  permanent
          establishment in the United States;

               (b) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

               (c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;

               (d) being or having been a "10-percent shareholder" of the Company as defined in section 871 (h) (3) of the United States Internal Revenue Code or any successor provision; or

               (e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

          (2) to any Holder that is not the sole beneficial owner of the Note, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

          (3) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the Holder or any other Person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Note, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

          (4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

          (5) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

          (6) to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or similar tax, assessment or other governmental charge;

          (7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent; or

          (8) in the case of any  combination  of items (1), (2), (3), (4),
     (5), (6) and (7).

     Except as specifically provided herein, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

     The term "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction and "United States person" means any individual who is a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons will also be a United States person. "Non-United States person" means a person who is not a United States person.

     The Company may vary or terminate the appointment of any of its paying or transfer agencies, and may appoint additional paying or transfer agencies, but the Company will, as long as any of the Notes remain listed on the Luxembourg Stock Exchange, maintain a paying and transfer agent having offices in Luxembourg. So long as any of the Notes remain listed on the Luxembourg Stock Exchange, notices will be given to Holders of Notes by publication at least once in a daily newspaper of general circulation in Luxembourg.

                             [REVERSE OF NOTE]


     This Note is one of the duly authorized issue of Notes of the Company issued and to be issued under and pursuant to an Indenture, dated as of January 1, 1992, as supplemented by Supplemental Indenture No. 1, dated as of June 15, 1995 (as so supplemented and as may be further supplemented or amended from time to time, the "Indenture"), among the Company, Countrywide Credit Industries, Inc. (the "Guarantor") and The Bank of New York, as trustee (herein referred to as the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder of the Notes), and the terms upon which the Notes are, and are to be, authenticated and delivered.

     The Notes are not subject to redemption by the Company prior to maturity, provided, however, if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after June 24, 1999, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts as described herein, then the Company may, at its option, redeem, as a whole, but not in part, the Notes on not less than 30 nor more than 60 days prior notice, at a Redemption Price equal to 100% of their principal amount, together with interest accrued but unpaid thereon to the Redemption Date.

     The Notes are not subject to any sinking fund.

     In case an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults or Events of Default under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     The Guarantor, or a Subsidiary thereof, may directly assume, by a supplemental indenture, the due and punctual payment of the principal of and interest on, all the Securities, in which case the Company shall be released from its liability as obligor on the Securities.

     If money sufficient to pay the redemption price with respect to and accrued interest on the principal amount of this Note to be redeemed on the redemption date is deposited with the Trustee on or before the redemption date and certain other conditions are satisfied, then on and after such date, interest will cease to accrue on the principal amount of this Note called for redemption.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the place, at the respective times, at the rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations as requested by the Holder surrendering the same. If (x) any Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor, or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and none of the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     All terms used in this Note which are defined in the Indenture, but not in this Note, shall have the meanings assigned to them in the Indenture.

     The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     Unless the certificate of authentication hereon has been executed by the Trustee under the Indenture, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Countrywide Home Loans, Inc. has caused this instrument to be duly executed, manually or by facsimile, and its corporate seal or a facsimile of its corporate seal to be imprinted hereon.

                                               COUNTRYWIDE HOME LOANS, INC.


     (SEAL)                                    By:
                                                  -------------------------
                                                  Name:
                                                  Title:




Attest:
       ----------------------
             Secretary

                       CERTIFICATE OF AUTHENTICATION

     This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.



Dated:

                                          THE BANK OF NEW YORK,
                                          as Trustee



                                         By:
                                            -------------------------------
                                                 Authorized Signatory

              GUARANTEE OF COUNTRYWIDE CREDIT INDUSTRIES, INC.

     FOR VALUE RECEIVED, Countrywide Credit Industries, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Guarantor"), hereby unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal of and interest on said Note, when and as the same shall become due and payable, whether at maturity or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of Countrywide Home Loans, Inc. (the "Company") punctually to pay any such principal or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity or otherwise, and as if such payment were made by the Company.

     The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of and shall be unaffected by, any invalidity, irregularity, or unenforceability of said Note or said Indenture, any waiver, modification, consent or indulgence granted to the Company with respect thereto, by the holder of said Note or the Trustee under said Indenture, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of and interest on said Note and the complete performance of all other obligations contained in said Note and in this Guarantee.

     The Guarantor shall be subrogated to all rights of the holder of said Note against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and interest on all Notes of the Company known as the "6.85% Notes due 2004" shall have been paid in full and its other obligations under said Indenture completed.

     The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee and to constitute the valid obligation of the Guarantor have been done and performed and have happened in due compliance with all applicable laws.

     This Guarantee as endorsed on said Note shall not be entitled to any benefit under said Indenture or become valid or obligatory for any purpose with respect to a Note until the certificate of authentication on said Note shall have been manually signed by or on behalf of the Trustee under said Indenture.

     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, Countrywide Credit Industries, Inc. has caused this Guarantee to be duly executed manually or by facsimile by its duly authorized officer under its corporate seal.

                                        COUNTRYWIDE CREDIT INDUSTRIES, INC.


                                        By:
                                           --------------------------------
                                           Name:
                                           Title:


(SEAL)




Attest:
       ---------------------------
               Secretary

                                 ASSIGNMENT

FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto

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Please  insert  social  security  number  or other  identifying  number  of assignee:

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Please print or type name and address (including zip code) of assignee:

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the within Note and all rights thereunder,  hereby irrevocably constituting and appointing  __________________________________________ to transfer said
Note of Countrywide Home Loans, Inc. on the books of the Company, with full power of substitution in the premises.



Dated:__________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement, or any change whatsoever.